Exhibit 99.1

Contrafect Molecular treatments for infectious disease Corporate presentation may 2022 NASDAQ: CFRX

Forward Looking Statements

ContraFect

This presentation contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as "projects," "may," "will," "could," "would," "should," "believe," "expect," "target", "anticipate," "estimate," "intend," "plan," "proposed", "potential" or similar references to future periods. Examples of forward-looking statements in this presentation include, without limitation, statements made regarding ContraFect Corporation's ("ContraFect") ability to develop DLAs as new medical modalities for the treatment of life-threatening, antibiotic-resistant infections, cited information, ContraFect's End-of Phase 2 meeting with the FDA, Phase 3 plans, designs and timing, Phase 2 study results, data analyses and comparisons, health economic data, safety and efficacy of exebacase, exebacase's value proposition, patent protection, commercial assessments, *in vitro* and *in vivo* study results, ContraFect's plans regarding its next IND and extrapolated data. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect's current beliefs, expectations and assumptions regarding the future of its business, future plans, proposals, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect's control, including those detailed in ContraFect's Quarterly Report on Form 10-Q for the period ended March 31, 2022, and other filings with the Securities and Exchange Commission ("SEC"). Actual results may differ from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the occurrence of any adverse events related to the discovery, development and commercialization of ContraFect's product candidates such as unfavorable clinical trial results, insufficient supplies of drug products, the lack of regulatory approval, or the unsuccessful attainment or maintenance of patent protection. Any forward-looking statement made by ContraFect in this presentation is based only on information currently available and speaks only as of the date on which it is made. No representation or warranty is made as to the completeness or accuracy of the information provided in this presentation. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Audiences are cautioned that forward-looking statements or similar information are not guarantees of future performance and, accordingly, are expressly cautioned not to put undue reliance on forward-looking statements or similar information due to the inherent uncertainty therein.

©2022 ContraFect Corporation

About ContraFect ContraFect is a late clinical stage biotechnology company leading the development of direct lytic agents (DLAs), which include lysins and amurin peptides, as new medical modalities for the treatment of lif threatening and antibiot resistant infections

# Senior Leadership

ContraFect



**Roger Pomerantz, MD, FACP – CEO**

SERES THERAPEUTICS · MERCK · Johnson & Johnson · tibotec



**Cara Cassino, MD, FCCP – CMO & EVP, R&D**

Forest Laboratories, Inc. · Pfizer · Boehringer Ingelheim



**Michael Messinger – CFO**

Lexicon pharmaceuticals · EY



**Natalie Bogdanos – GC, Secretary & DPO**

Enzo

Former Chairman and EVP & CCO, Real Endpoints Former CSO, CEO of Celgene Former Associate CMO, CVS Health Pharmasset Former VP, Clinical Innovation, Medco Steven C. Gilman, PhD – Vice Chair Cary Sucoff Former CEO, ContraFect President, Former EVP, R&D and CSO, Cubist Equity Source Partners

Sources: (1) The State of Innovation in Antibacterial Therapeutics, Bio, February 2022, excluding agents for C. difficile (2) Global burden of bacterial antimicrobial resistance in 2019:a systematic analysis, Lancet, January 2022

Medical Paradigm Shifts in Standard-of-Care PRIOR TREATMENT NEW TREATMENT Anti-Infectives antibiotics superiority mortality benefits positive health economics microbiome direct lytic agents cancer chemotherapy immunotherapies congenital disorders no treatments available gene therapies

Product Candidate Portfolio in Perspective LEADING THE DEVELOPMENT OF DLAs AS NEW MEDICAL MODALITIES Engineered Lysins Exebacase Amuri Peptides We have engineered lysins which permeate Ongoing Phase 3 superiority study comparing to We have discovered a new class of the outer membrane and kill Gram-negative standard-of-care antibiotics alone antimicrobial peptides for which we have pathogens, including multi-drug resistant observed potent activity across a broad (MDR) strains. Interim futility analysis expected in July 2022 range of resistant Gram-negative ESKAPE CF-370, targeting Gram-negative pathogens, Expect complete enrollment by end of 2022 pathogens including drug-resistant Pseudomonas    aeruginosa Only Phase 3 antibacterial agent with a novel target(1) Expect to file an IND application in 2022 Substantial clinical benefit observed in MRSA patients    in Phase 2b superiority trial    Breakthrough Therapy and Fast Track designations and    Streamlined Development from FDA    First investigational non-antibiotic anti-infective Source: (1) The State of Innovation in Antibacterial developed in the US Therapeutics, Bio, February 2022,    excluding agents for C. difficile

ContraFect Portfolio

ContraFect

Program / *Pathogen*	Discovery	Preclinical	Phase 1	Phase 2	Phase 3	Launch
Exebacase *Staphylococcus aureus*	Bacteremia, including endocarditis		*Fast Track*	*Breakthrough Therapy*	BARDA	
	Prosthetic joint infections (PJI)		*Compassionate Use*			
	MRSA bacteremia in COVID patients		*Expanded Access*			
CF-296 *Staphylococcus aureus*	Osteomyelitis and PJI					
CF-370 *Pseudomonas aeruginosa*	IND enabling activities					
Amurins *Broad spectrum Gram-negative ESKAPE pathogens*						
Gram-negative lysins *Klebsiella pneumoniae Escherichia coli Enterobacter cloacae Acinetobacter baumannii*

Exebacase (cf-301) novel, first-in class, Direct lytic agent for stph aureus bacteremia, including right-sided endocarditis

Potential Exebacase Value Proposition* Exebacase, an investigational direct lytic agent, is an entirely new treatment modality, potentially offering a superior treatment for patients with challenging MRSA infections Superior clinical responder rates at Day 14 compared to antibiotics alone for patients with MRSA bacteremia, including those with right-sided endocarditis A clinically meaningful reduction in mortality in MRSA- infected patients A potentially effective treatment for MRSA biofilm- associated infections, including right-sided endocarditis and complicated bacteremia with metastatic foci Possibility for reductions in the length of hospitalization and 30-day readmission rates *Based on Phase 2 trial results, pending confirmatory Phase 3 data

Sources: (1) Extracted from Predictors of Mortality in Staphylococcus aureus Bacteremia, van Hal, 2012 (2) Referenced in Staphylococcus aureus Infections: Epidemiology, Pathophysiology, Clinical Manifestations and Management, Tong, 2015

Sources: (1) Extracted from The Center for Disease Dynamics, Economics & Policy website (2) Changing Characteristics of Staphylococcus aureus Bacteremia: Results From a 21-Year, Prospective, Longitudinal Study, Souli, 2019

Exebacase: First-in-Class Lysin Candidate Key attributes 26 kDamodular bacterial cell wall hydrolase enzyme Highly potent against Staph aureus and unique lysis and eradication of Staph biofilms Potent synergy with broad range of anti-staphylococcal antibiotics Clinical-stage program Advancing with FDA Breakthrough Therapy designation and under guidance for Streamlined Development for antibacterial therapies Ongoing Phase 3 DISRUPT superiority trial âŽ¼Completed Phase 2 superiority study with positive results Significant improvement in MRSA patient responder rates with over 40% increase over standard-of-care antibiotics alone, 74.1% vs. SOC 31.3% (p=0.010) âŽ¼ Demonstrated favorable safety and tolerability data in patients Broad patent protection Patent with composition of matter claims expiring in 2032 Patents with method claims for killing all Staph strains expiring in 2032 and method claims for treatment of Staph strain biofilms expiring in 2033

The DISRUPT (Direct Lysis of Staph aureus Resistant Pathogen Trial) Study ContraFect

Single, pivotal Phase 3 trial – The path to potential registration

- Randomized, double-blind, placebo-controlled
- Compares efficacy of single IV dose of exebacase plus standard-of-care antibiotics to standard-of-care antibiotics alone
- Study population includes patients with *Staph aureus* bacteremia, including right-sided endocarditis (left-sided endocarditis is excluded)
- Number of subjects: ~350 patients randomized 2:1 (exebacase:placebo)
- Conducted in the US Only
- **Primary efficacy endpoint**: Clinical response at Day 14 in patients with **MRSA** bacteremia, including right-sided endocarditis
  - Interim futility analysis at 60% of enrollment expected in July 2022 the DISRUPT study

Additional Study Design Elements of the DISRUPT Study Secondary and exploratory endpoints: 30-day all-cause mortality in MRSA patients Clinical response at Day 14 in All Staph aureus patients Clinical response at Day 30 and Day 60 Evaluation of impact on health resource utilization: Length of time in ICU and of hospital stay 30-day readmission rates Statistical Parameters: Primary Efficacy Endpoint: Secondary Efficacy Endpoint: Secondary Efficacy Endpoint: Clinical Response at Day 14 Mortality Clinical Response at Day 14 (MRSA Patients) (MRSA Patients) (All Staph aureus Patients) Target difference 28% increase over SOC Antibiotics 17% decrease over SOC 16% increase from SOC    antibiotics alone antibiotics alone Power 86% 80% 83%

Phase 3 Based on Phase 2 Design Primary endpoint –Clinical response at Day 14 Determined by independent, blinded Adjudication Committee Defined as “improvement/resolution of signs/symptoms, no new metastatic foci of infection or complications, and no changes in antibiotic treatment or further medical intervention due to lack of response in patients alive at time of evaluation” Primary analysis group 116 patients with confirmed Staph aureus bacteremia/endocarditis who received study drug (79% enrolled in the US) Approximately one-third of patients had methicillin-resistant staph aureus (MRSA) and two-thirds of patients had methicillin-sensitive Staph aureus (MSSA) Antibiotic treatment with vancomycin or daptomycin for MRSA and semi-synthetic penicillinsor first generation cephalosporins for MSSA was similar in treatment arms Pre-specified subgroups MRSA Bacteremia including right-sided endocarditis

Overview of Phase 2 Results Based on Phase 3 Design Primary endpoint –Clinical response at Day 14 In defined Phase 3 primary efficacy population of MRSA bacteremia patients 82.6% response vs. 33.3% SOC alone (p=0.005) Secondary endpoint –Clinical response at Day 14 In defined Phase 3 secondary efficacy population of All Staph aureus bacteremia patients 83.7% response vs. 54.3% SOC alone (p=0.006) Well-tolerated through Day 180 Similar tolerability to SOC alone No SAEs determined to be related to exebacase Secondary endpoint –30-Day all-cause mortality In defined Phase 3 population of MRSA bacteremia patients 4.4% mortality vs. 20.0% on SOC alone Other endpoints –Health economics Reduced length of hospital stay for MRSA patients 6.0 days vs. 10 days on SOC alone Reduced 30-day hospital readmission rates among MRSA patients for all-causes, rate of 13.0% vs. 30.8% on SOC alone for Staph, rate of 4.3% vs. 15.5% on SOC alone

MRSA Bacteremia Opportunity for First-Line Commercial Impact Exebacase, for the treatment of Staphylococcus aureusbloodstream infections (bacteremia), including those with right-sided infective endocarditis, when used in addition to standard-of-care anti-staphylococcal antibiotics, in adult patients Hospital Cost per ICU Patient with a Nosocomial Staphylococcus aureus Bloodstream Infection (BSI)(1) $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 MRSA surgical site and central line-associated bloodstream infections were found to increase length of stay the most (up to 23 days) and be the highest cost (up to $175,000)(2) Sources: (1) Ben-David, Infection Control and Hospital Epidemiology, May 2009, Vol. 30, No. 5, pp. 453-460; (2) Zimlichman, JAMA Internal Medicine, September 2, 2013

Transition From Compassionate Use to Evaluate Exebacase in PJI Study

ContraFect

Prosthetic joint infections (PJI)[1]

- Annual estimated cost to US hospitals of over $1.8B in 2030[1]
- Estimated 40,000 infections from knee procedures and 25,000 infections from hip procedures in US by 2030 with 2-3% infection rate[1]
- Risk of infection up to 50% in patients with a wide range of comorbidities[2][3]
  - history of previous surgery
  - poorly controlled diabetes
  - morbid obesity
  - chronic renal disease
  - active liver disease
  - excessive smoking or alcohol consumption
  - intravenous drug abuse



Sources: (1) Premkumar et al., Projected Economic Burden of Periprosthetic Joint Infection in the United States. Journal of Arthroplasty, 2020
(2) Proceedings of the International Consensus Meeting on Periprosthetic Joint Infection, 2019
(3) Serrier et al., Economic study of 2-stage exchange in patients with knee or hip prosthetic joint infection. Frontiers, 2020

Transition From Compassionate Use to Evaluate Exebacasein PJI Study Ongoing Compassionate Use, Hôpitalde la Croix Rousse, Lyon, France Ten patients treated with exebacase(intra-articular administration), as of YE Long-term data from initial four patients with chronic knee infections included in ECCMID 2020 Abstract Book Two patients had clinical signs of septic arthritis (pictured); the two others had fistula. No adverse events occurred during arthroscopy Favorable clinical outcomes observed in the patients with septic arthritis, demonstrating disappearance of clinical signs for up to two years Six additional patients treated in 2020 Favorable clinical outcomes observed in the first two patients with chronic infection of hip prosthesesat 3-month follow-up Favorable clinical outcomes observed in three patients treated without prior explantationat 3-month follow-up (one patient) and 6-month follow-up (two patients)

CF-370 combating gram-negative pathogens, including mdr and xdr strains

CF-370 is Advancing to Next IND Based on proprietary lysin platform First lysin engineered to bypass the outer membrane of GN bacteria and show potent activity in human blood CF-370 currently in IND-enabling activities In vitroâŽ¼ data demonstrates hallmark features of the lysin class âŽ¼ Rapid, potent and targeted bactericidal activity âŽ¼ Eradicated biofilms âŽ¼ Synergy observed with SOC antibiotics Low propensity for resistance development In vivo activity observed in animal studies Patent applications filed for GN lysin candidates U.S. Patent No. 10,988,520 issued for composition of matter and methods of treating Gram-negative bacterial infections

CF-370: Potent In Vivo Activity in P. aeruginosa Lung Infection Model Single dose in rabbit lung infection model 100% of animals treated with CF-370 at 3 and 10 mg/kg alone or in addition to meropenem survived vs 40% in the vehicle control CF-370 alone demonstrated reduction in bacterial densities in the lung (p=0.0002 vs vehicle and similar to meropenem) CF-370 (10 mg/kg) synergized with meropenem to kill bacteria and further decrease bacterial density (p=0.0002 vs meropenem alone) Source: Lehoux et al., ECCMID 2020 Abstract Book Publication, Abstract No. 1679

Source: Lehoux et al., ECCMID 2020 Abstract Book Publication, Abstract No. 1679

CF-370: Potent In Vivo Activity in P. aeruginosa Endocarditis Model Single and multiple doses in rabbit infective endocarditis model Log Kill (Log10 CFU reduction vs untreated) in all target organs Synergy was observed in all target organs (up to ≥ 2-Log kill) For kidney, spleen and lungs, CF-370 at all doses (+ Mero 5) provided more killing than mero alone (up to >2 log added kill) For the cardiac vegetations, with dense biofilm, the 3 days of CF-370 at 10 mg/kg (+ Mero 5) provided the most killing compared to meroalone (>2 log improvement; p=0.0007)

Source: Watson et al., World Microbe, June 2021 and internal data

Amurin peptides potential broad spectrum coverage of gram-negative pathogens

Amurins are Broadly Active Against GN Pathogens Novel lytic agents Potent activity observed in human blood Potential to improve clinical response and cure rates for resistant Gram-negative infections Preclinical-stage program In vitro data demonstrates hallmark features of the lysin class âŽ¼ âŽ¼ Rapid, potent and targeted bactericidal activity âŽ¼ Eradicated biofilms Synergy observed with SOC antibiotics In vivo activity observed in animal studies Patent applications filed    MIC100 (ug/mL)    Organism N AM1 AM2 AM3 AM4 AM5 P. aeruginosa 14 2 2 1 2 0.5 E. coli 10 2 1 2 1 0.5 E. cloacae 10 4 2 2 2 1 K. pneumoniae 10 2 2 1 2 1 A. baumannii 10 1 4 2 2 0.5 S. typhimurium 2 2 2 2 4 n.d. S. aureus 10 >64 >64 >64 >64 >64

EM Analysis Demonstrates Mechanism of Action Three Step Process 20 minute treatment

Amurin AM1 Eradicated *Stenotrophomonas maltophilia* Biofilms

ContraFect

- Performed in collaboration with Dr. Jamie Dwyer, Dept. of Nephrology (Vanderbilt)
- Hemodialysis catheters from patients with suspected CRBSI are shipped to ContraFect and immediately processed for treatment with AM1 *ex vivo*

❑ Explanted hemodialysis catheters (**Panels A1, B1, C1**)
❑ Exposure of intraluminal material (**Panels A2, B2, C2**)
❑ Analysis of intraluminal surface by differential interference contrast (DIC) microscopy, 2000x magnification (**Panels A3, B3, C3**)
❑ Same field as DIC, with visualization Biofilm Stain (**Panels A4, B4, C4**)



- Adherent mucoid biofilm observed within the lumen of all three catheters
- Bacterial clusters in biofilm-like structures (stained with calcein green) were observed adhering to internal lumen

❑ Equivalent segments were allotted into treatment groups and incubated at 37°C for 4 hours before homogenization and quantitative plating

Study groups	Log_{10} CFU/g of catheter		
	Catheter A	Catheter B	Catheter C
Treatment control	3.37	4.24	4.22
AM1 (1 µg/mL)	n.d.	<0.7	<0.7
AM1 (10 µg/mL)	<0.7	n.d.	n.d.
Meropenem (1 µg/mL)	n.d.	n.d.	3.16

Surviving bacteria were enumerated after 24 hrs of incubation at 37 °C. The limit of detection is 0.7 Log_{10} CFU/g of catheter

❑ Uniform colony morphology observed for isolates from each catheter
❑ Multiple isolates from each catheter were recovered and analyzed by 16S amplicon sequencing and MALDI-TOF to discern genus/species
❑ MICs were determined for each isolate set

Catheter	Organism	MIC (µg/mL)[a]	
		AM1	Meropenem
A	*S. maltophilia*	2	>32
B	*S. maltophilia*	1	>32
C	*S. maltophilia*	1	>32

Source: Oh et al., ASM-ESCMID 2019 Poster (#51)

Cor[orate information

ContraFectInvestment Highlights Lead lysin candidate exebacase (CF-301) is a first-in-class agent with Breakthrough Therapy and Fast Tack designations for its targeting of methicillin-resistant Staph aureus (MRSA) bacteremia Currently enrolling its pivotal Ph. 3 DISRUPT trial for lead lysin candidate and first-in-class exebacase (CF-301) in patients with Staph aureus bloodstream infections Awarded an $87 million cost-share contract from BARDA to support the ongoing pivotal Ph. 3 DISRUPT superiority study of exebacase Potential total of external investments of over $100 million including Pfizer, BARDA, CARB-X, the Department of Defense and the Cystic Fibrosis Foundation Engineered lysin candidate CF-370 targets Gram-negative pathogens, including multi-drug resistant (MDR) Pseudomonas aeruginosa Issued first patent for lysin CF-370 that covers composition of matter and claims for methods of treating Gram-negative bacterial infections Amurin peptides have displayed potent activity against a wide range of deadly Gram-negative pathogens in preclinical studies